rich@yesinternational.com Exhibit # 18

From: cusip_confirmation@cusip.com
Sent: Wednesday, June 17, 2015 8:02 PM
To: rich@yesinternational.com
Subject: CUSIP Confirmation: PREDICTIVE TECHNOLOGY GROUP INC

CUSIP GLOBAL SERVICES

June 17, 2015

RICHARD KAISER
PREDICTIVE TECHNOLOGY GROUP INC
2020 GENERAL BOOTH BLVD
UNIT 230
VIRGINIA BCH, VA 23454

RICHARD KAISER,

This email confirmation is sent in response to your request for the assignment of / change request to a Corporate CUSIP number for:

ISSUER: PREDICTIVE TECHNOLOGY GROUP INC
CUSIP NUMBER: 74039H 102
ISIN NUMBER: US74039H1023
ISSUE DESCRIPTION: COM
RATE:
MATURITY:

IMPORTANT NOTICE:

THIS MESSAGE IS FROM AN AUTOMATED MAIL SERVER.
REPLIES TO THIS SERVER ARE NEITHER MONITORED NOR ANSWERED.
THANK YOU.

The CUSIP Global Services(CGS) requires that FINAL documentation (i.e. prospectus or official statement in print or electronic form) be sent to CGS as soon as it is available. Without receipt of the final documentation by within ten days of the offering date, CGS reserves the right to suspend and/or withdraw the CUSIP identifier(s).

E-Mail addresses for final documents:

Corporate, Municipal & Govt: cusip_support@cusip.com

E-mail addresses for electronic preliminary documentation:

Corporate: cusip_corp@cusip.com
Municipal: cusip_muni@cusip.com
PPN: cusip_ppn@cusip.com
International: cusip_global@cusip.com

Please call the CUSIP Data Collection department at (212) 438-6565 with any questions.

Sincerely yours,

Gerard Faulkner
Director - Operations
CUSIP Global Services